Exhibit 5.1

Execution Version

February 6, 2020

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Re:	Issuance and sale of shares of common stock, par value $0.01 per share (the “Common Stock”), of Catalent, Inc.

Ladies and Gentlemen:

We have acted as counsel to Catalent, Inc., a Delaware corporation (the “Company”), in connection with the offering of an aggregate of 9,712,837 shares of Common Stock (the “Shares”), including up to 1,266,891 Shares which may be offered and sold upon the exercise of the option granted by the Company to the Underwriters (as defined below) to purchase additional shares of common stock, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233756), filed with the Securities and Exchange Commission (as it may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated September 13, 2019 (the “Base Prospectus”) and a prospectus supplement dated February 3, 2020 (together with the Base Prospectus, the “Prospectus”). The Shares will be issued and sold by the Company pursuant to the underwriting agreement, dated as of February 3, 2020, by and among the Company and J.P. Morgan Securities LLC and UBS Securities LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in the Underwriting Agreement, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Shares have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the Underwriting Agreement and in the manner contemplated by the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware, as currently in effect, and no opinion is expressed with respect to any other laws or any effect such laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 8-K, which will be incorporated by reference in the Registration Statement, and to the references to this firm under the captions “Legal Matters” in the Prospectus. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP